UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 19, 2013
___________

NII HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-32421 (Commission File Number)	91-1671412 (IRS Employer Identification No.)

1875 Explorer Street, Suite 1000 Reston, Virginia (Address of principal executive offices)	20190 (Zip Code)

Registrant's telephone number, including area code: (703) 390-5100

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On August 19, 2013, NII Holdings, Inc. (the "Company"), together with its wholly-owned subsidiaries NII Mercosur Telecom, S.L. and NII Mercosur Moviles, S.L., completed the previously announced sale of all of the outstanding equity interests in the Company's wholly-owned subsidiary, Nextel del Peru, S.A. ("Nextel Peru") to Empresa Nacional de Telecomunicaciones S.A. and one of its subsidiaries, Entel Inversiones, S.A., both of which are corporations existing under the laws of Chile (such entities collectively, "Entel"), for $410.6 million in cash, of which $50.0 million will be deposited in escrow to satisfy potential indemnification claims. The aggregate value received by the Company reflects estimated adjustments for cash, debt and working capital balances as of the closing date and is subject to post-closing working capital adjustments.

In connection with the completion of the sale, the Company also entered into a transition services agreement, pursuant to which the Company and its subsidiaries will provide certain services to Entel in order to facilitate the transition of Nextel Peru.

The description of the transaction contained in this report is qualified in its entirety by reference to the complete text of the Stock Purchase Agreement filed as Exhibit 10.1 to the Company's current report on Form 8-K dated April 5, 2013 and incorporated herein by reference.

Item 9.01.     Financial Statements and Exhibits.

(d)     Exhibits.

Exhibit No.	Description

2.1
Stock Purchase Agreement by and among Entel Inversiones, S.A., Empresa Nacional de Telecomunicaciones S.A., NII Mercosur Telecom, S.L. and NII Holdings, Inc. dated as of April 4, 2013 (incorporated by reference to Exhibit 10.1 of NII Holdings, Inc.'s current report on Form 8-K dated April 5, 2013).

99.1	Unaudited Pro Forma Financial Information.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NII HOLDINGS, INC.
(Registrant)

Dated: August 21, 2013	By: /s/ SHANA C. SMITH
Shana C. Smith
Vice President, Corporate Counsel

EXHIBIT INDEX

Exhibit No.	Description

2.1
Stock Purchase Agreement by and among Entel Inversiones, S.A., Empresa Nacional de Telecomunicaciones S.A., NII Mercosur Telecom, S.L. and NII Holdings, Inc. dated as of April 4, 2013 (incorporated by reference to Exhibit 10.1 of NII Holdings, Inc.'s current report on Form 8-K dated April 5, 2013).

99.1	Unaudited Pro Forma Financial Information.